Exhibit 10.3

FORM OF RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”) is entered into by and among (a) the undersigned holders of membership interests (the “Company Members”) in HOF Village, LLC, a Delaware limited liability company (the “Company”), (b) Hall of Fame Village, Inc., an Ohio corporation (“HOFVI”; the Company Members and HOFVI are together referred to herein as the “Holders”), (c) Gordon Pointe Acquisition Corp, a Delaware corporation (“Acquiror”), (d) GPAQ Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), and (e) HOF Village Newco, LLC, a Delaware limited liability company (“Newco”).

This Agreement is being delivered pursuant to the Agreement and Plan of Merger, dated as of September 16, 2019 (as it may be amended, supplemented or modified from time to time in accordance with its terms, and collectively with all the schedules, exhibits and attachments thereto, and all other agreements and documents contemplated thereby, the “Merger Agreement”), by and among (i) Acquiror, (ii) Holdings, (iii) GPAQ Acquiror Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Acquiror Merger Sub”), (iv) GPAQ Company Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Company Merger Sub”), (v) the Company, and (vi) Newco.

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Merger Agreement.

RECITALS:

A. Acquiror is a special purpose acquisition company incorporated to acquire one or more operating businesses through a Business Combination.

B. The Company, directly and indirectly through its subsidiaries, is the owner and operator of a sports, entertainment, hospitality, conference, and ceremony destination based around the Pro Football Hall of Fame, professional football (including the National Football League), sports celebrities, football history, and related opportunities

C. Holdings is a newly incorporated Delaware corporation that, at all times prior to the Effective Time, will be owned 100% by Acquiror.

D. In advance of the Mergers, the Company will transfer all of its assets, liabilities and obligations to Newco, pursuant to the Contribution Agreement.

E. Upon the terms and subject to the conditions set forth in the Merger Agreement, the parties to the Merger Agreement desire and intend to effect a business combination transaction pursuant to which (i) Acquiror Merger Sub will merge with and into Acquiror, with Acquiror continuing as the surviving entity, and with the security holders of Acquiror receiving substantially equivalent securities of Holdings, and (ii) Company Merger Sub will merge with and into Newco, with Newco continuing as the surviving entity, and with the members of Newco receiving shares of common stock of Holdings.

F. As a result of the Mergers, Acquiror and Newco will become wholly-owned subsidiaries of Holdings, and Holdings will become a publicly traded company.

G. As an essential inducement for Holdings, Acquiror and Acquiror Merger Sub to enter into the Merger Agreement and the other related ancillary agreements and to consummate the Transactions, each Holder shall have signed and delivered (and not revoked or attempted to revoke) this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

1. General Release of Claims.

(a) Effective for all purposes as of the Effective Time, each undersigned Holder acknowledges and agrees, on behalf of such Holder and its Affiliates and each of their respective trustees, beneficiaries, directors, officers, managers, partners, members, Affiliates, Subsidiaries, estates, successors and assigns (each, a “Releasing Party”), that each hereby fully, unconditionally, irrevocably and forever releases and discharges Acquiror, the Merger Subs, Holdings, Newco, Acquiror Surviving Subsidiary, and Company Surviving Subsidiary (each, a “Beneficiary”), and each Beneficiary’s Affiliates, Representatives, members, partners, direct and indirect equityholders (other than the Company and the Holders), successors, predecessors and assigns (each, including any Beneficiary, a “Released Party” and collectively, the “Released Parties”) from, and waives, any and all claims, damages, penalties, fines, liabilities, deficiencies, losses, costs, interest, judgments, expenses and fees, including court costs and attorneys’ fees and expenses of any nature whatsoever, whether legal, equitable or otherwise, relating to or arising from the conduct, operations, management and affairs of the Company, Newco and/or their Subsidiaries, and their respective direct and indirect equityholders in connection therewith (including in relation to any direct or indirect interest in the Company or Newco) prior to the Effective Time, including, where applicable, in such Releasing Party’s capacity as a current or former director, officer, manager, partner, member, direct or indirect equityholder, employee or agent of Newco, the Company or any of their respective Affiliates, whether arising from or in connection with the Transactions or any agreement or understanding (in effect on or prior to the Effective Time) or otherwise, at law or in equity, that such Releasing Party ever had, now has or hereafter can, shall or may have or assert it has against any of the Released Parties, in each case whether known, unknown or capable of being known, or whether or not the facts that could give rise to or support such a claim are known or should have been known, except for any Retained Claims (as defined in Section 1(d)) (each of the foregoing, except for any Retained Claims, a “Claim”, and collectively, the “Claims”), and shall not seek to recover any amounts in connection therewith or thereunder from any of the Released Parties and hereby releases the Released Parties from any and all actions with respect thereto. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR ANY RETAINED CLAIMS, EACH RELEASING PARTY EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE STATUTE OR COMMON LAW PRINCIPLE OF ANY JURISDICTION IN THE CONTEXT OF A GENERAL RELEASE, WHICH STATUTE GENERALLY PROVIDES FOR THE FOLLOWING: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MAY HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR.” EACH RELEASING PARTY ACKNOWLEDGES THAT HE, SHE OR IT HAS CAREFULLY READ THE FOREGOING WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS CONTENTS.

(b) Each undersigned Holder acknowledges that such Holder may hereafter discover facts in addition to or different from those which such Holder now knows or believes to be true with respect to the subject matter of this Section 1, but it is such Holder’s intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which do now exist or may exist or heretofore have existed between any Releasing Party and any Released Party with respect to the subject matter of this Section 1 (subject to Sections 1(d) and 1(e)). In furtherance of this intention, the releases herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

(c) Each undersigned Holder, on behalf of each Releasing Party, further covenants and agrees that such Releasing Party has not heretofore sold, transferred, hypothecated, conveyed or assigned, and shall not hereafter sue any Released Party upon, any Claim released under this Agreement, and that each Releasing Party shall, severally and not jointly, indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by such Releasing Party or such Releasing Party’s assigns or prosecuted on behalf of such Releasing Party and relating to any Claim released under this Section 1. Each of the Released Parties is an express third-party beneficiary of each provision of this Section 1. Any breach of the foregoing releases and covenants by a Releasing Party not to sue shall be deemed a breach of this Agreement by the Company. For the avoidance of doubt, Acquiror and Holdings and its Subsidiaries shall not be Releasing Parties.

(d) Notwithstanding any other provision of this Agreement to the contrary, including, but not limited to, this Section 1, the foregoing releases and covenants shall not apply to any Claims (i) relating to or arising out of the Merger Agreement or any ancillary agreement delivered in connection therewith to which Acquiror or Holdings is a party (each, an “Ancillary Agreement”), (ii) for any period prior to the Closing for accrued salary, accrued benefits and other accrued compensation (including expense reimbursement) for periods prior to the Closing, (iii) arising under any customary indemnification agreement providing for the indemnification of officers, employees and directors of the Company or Newco in their capacity as such, (iv) relating to or arising out of any contractual obligations to the extent that they require performance and relate to the period after the date of the Merger Agreement, in each case under any written agreement, contract, or binding side letter (x) the terms of which have been disclosed to Acquiror prior to the date of the Merger Agreement, or (y) expressly required to be entered into pursuant to the terms of the Merger Agreement, or (z) entered into at or after the Effective Time, in each case, between a Releasing Party and/or its Affiliates, on the one hand, and any Released Party, on the other hand, or (v) against the Company relating to or arising out of any contractual obligations to the extent that they require performance and relate to the period after the date of the Merger Agreement, in each case under any written agreement, contract, or binding side letter (1) the terms of which have been disclosed to Acquiror prior to the date of the Merger Agreement, (2) expressly required to be entered into pursuant to the terms of the Merger Agreement, or (3) entered into at or after the Effective Time, in each case between a Releasing Party and/or its Affiliates, on the one hand, and the Company, on the other hand. The agreements referenced in clause (v), include, without limitation, (I) that certain Master Transaction Agreement dated December 11, 2018, as amended, (II) that certain side letter agreement, dated September 16, 2019, between the Company and PFHOF and (III) that certain side letter agreement, dated September 16, 2019, between the Company and Industrial Realty Group, LLC (true, complete and correct copies of which are attached hereto). All of the Claims described in this Section 1(d) are referred to herein, collectively, as the “Retained Claims”.

(e) The releases set forth in this Section 1 are conditioned upon the consummation of the Mergers as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, if the Mergers are not consummated for any reason.

2. Termination of Contracts.

(a) Each undersigned Holder consents, effective as of immediately prior to the Effective Time, to the termination of each of the Contracts listed on Schedule 6.04(a) to the Merger Agreement to which it is a party, without any cost or other liability or obligation to Newco, Holdings or its Subsidiaries, in accordance with Section 6.04(a) of the Merger Agreement.

(b) The agreement set forth in Section 2(a) is conditioned upon the consummation of the Mergers as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, if the Mergers are not consummated for any reason.

3. Additional Agreements and Acknowledgements.

(a) Each undersigned Holder (i) confirms that such Holder (A) has made its own investigation of Acquiror and Holdings and has had the opportunity to ask representatives of Holdings and Acquiror questions with regard to the subject matter of this Agreement and the Merger Agreement, (B) has had a reasonable time and opportunity to consult with such Holder’s financial, legal, tax and other advisors, if desired, before signing this Agreement, (C) has entered into this Agreement, on behalf of itself and the other Releasing Parties, voluntarily, with the intention of fully and finally extinguishing all Claims other than the Retained Claims, and (D) has received and had a reasonable opportunity to review and understand the Merger Agreement, and (ii) represents and warrants that such Holder has not relied, in whole or in part, on any statements or representations made by or on behalf of any Released Parties in connection herewith or otherwise (other than any express representations or warranties given by a Released Party and set forth in the Merger Agreement or any Ancillary Agreement).

(b) Each undersigned Holder represents and warrants that such Holder has all requisite power and authority and full legal capacity to execute and deliver this Agreement, and to carry out such Holder’s obligations hereunder. This Agreement has been duly executed and delivered by such Holder, and constitutes the valid and binding obligation of such Holder, enforceable in accordance with its terms.

(c) This Agreement shall be construed exclusively in accordance with, and governed in all respects exclusively by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and such party’s successors and assigns (if any); provided, however, that no Holder may assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person without Acquiror’s prior written consent.

(e) Each Beneficiary and each of the other Released Parties and each of their respective successors and assigns are intended third party beneficiaries of this Agreement.

(f) Each undersigned Holder acknowledges that (i) this Agreement is intended to be a material inducement for Holdings, Acquiror, Acquiror Merger Sub, and Newco to, and (ii) Holdings, Acquiror, Acquiror Merger Sub, and Newco will be relying on such Holder’s execution and delivery to Acquiror of this Agreement, and such Holder’s agreement to be bound by the terms hereof, in determining whether to, proceed to consummate the Mergers and the other Transactions, and accordingly, that once delivered to Acquiror, this Agreement shall be irrevocable.

(g) If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided if possible, in order to achieve the intent of the parties to the Merger Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent permitted by Law.

(h) This Agreement may be executed in any number of counterparts (including via facsimile or other electronic transmission), each of which shall constitute an original and all of which together shall constitute one and the same instrument.

(i) All notices and other communications hereunder shall be made in accordance with Section 11.02 of the Merger Agreement to the address, email or facsimile set forth under each party’s signature below.

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IN WITNESS WHEREOF, each of the undersigned parties has executed this Agreement, or has caused this Agreement to be executed by a duly authorized officer, on the day and year indicated below.

Dated: _______________, 2019

(Name)

(Signature)

(Name of Signatory Typed or Printed)

(Title of Signatory if Applicable)

Address

Facsimile

Email

IN WITNESS WHEREOF, each of the undersigned parties has executed this Agreement, or has caused this Agreement to be executed by a duly authorized officer, on the day and year indicated below.

GORDON POINTE ACQUISITION CORP

By:

Name:	James J. Dolan
Title:	Chairman & CEO
Dated:	_____________, 2019

Address:	90 Beta Drive
Pittsburgh, PA 15238
Attn: Douglas L. Hein, CFO

GPAQ ACQUISITION HOLDINGS, INC.

By:

Name:	James J. Dolan
Title:	Chairman & CEO
Dated:	_____________, 2019

Address:	90 Beta Drive
Pittsburgh, PA 15238
Attn: Douglas L. Hein, CFO

HOF VILLAGE NEWCO, LLC

By: HOF Village, LLC, its Sole Member

By:

Name:	Michael Crawford
Title:	Chief Executive Officer
Dated:	_____________, 2019

Address:	1826 Clearview Ave NW
Canton, OH 44708
Attn: Michael Crawford, CEO